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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of HealthAxis, Inc., dated as of July 10, 2000, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.



Date:  July 10, 2000                    BROWN SIMPSON PARTNERS I, LTD.

                                        By:  /S/ PETER D. GREENE
                                             ---------------------------------
                                             Peter D. Greene
                                             Attorney-in-Fact


Date:  July 10, 2000                    BROWN SIMPSON ASSET MANAGEMENT, LLC

                                        By:  /S/ PETER D. GREENE
                                             ---------------------------------
                                             Peter D. Greene
                                             Managing Principal